WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CANISCO RESOURCES, INC.'S FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 1998 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

                          Canisco Resources, Inc.
                          Financial Data Schedule
                              (Unaudited)


                                                 SEPTEMBER 30,
                                                          1998

Cash                                             $  1,763,306
Securities                                                  0
Receivables                                        15,058,563
Allowances                                            209,933
Inventory                                             382,144
Current assets                                     21,309,265
PP&E                                                9,482,709
Depreciation                                        2,304,092
Total assets                                       34,311,904
Total current liabilities                           8,620,100
Bonds - Long term debt                             21,091,952
Common                                                  6,972
Preferred mandatory                                         0
Preferred                                                   0
Other-se                                            4,592,880
Total liability and equity                         34,311,904
Sales                                              36,433,878
Total revenues                                     36,433,878
CGS                                                29,625,998
Total costs                                        29,625,998
Other expenses                                      4,766,696
Loss provision                                              0
Interest expense                                      951,938
Income-pre-tax                                      1,089,246
Income tax                                            475,739
Income continuing                                     613,507
Discontinued                                                0
Extraordinary                                               0
Changes                                                     0

Net income                                            613,507
EPS - primary                                            0.25
EPS - diluted                                            0.23



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